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                                                                     EXHIBIT 21

                           CHARTER ONE FINANCIAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1998

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                                                                            JURISDICTION OF            PERCENT OF
                                                                             INCORPORATION             OWNERSHIP
                                                                         ---------------------       --------------

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ALBANK COMMERCIAL...............................................               New York                   100%

CHARTER MICHIGAN BANCORP, INC...................................               Michigan                   100%

SUBSIDIARY OF ALBANK COMMERCIAL
  ALVEST Financial Services, Inc................................               New York                   100%


SUBSIDIARY OF CHARTER MICHIGAN BANCORP, INC.
  Charter One Bank, F.S.B.......................................             United States                100%
  FirstFed of Michigan International N.V. ......................          Netherland Antilles             100%
  ALBANK Capital Trust I........................................               New York                   100%

SUBSIDIARIES OF CHARTER ONE BANK, F.S.B.
  The Aplan Holding Company, Inc................................               New York                   100%
  Asbany Corporation............................................               New York                   100%
  Charter One Securities, Inc...................................                 Ohio                     100%
  First Financial Services and Development Corporation..........                 Ohio                     100%
  GCCC, Inc. dba ACS............................................                 Ohio                     100%
  Servco, Inc. .................................................                 Ohio                     100%
  Shore Holdings, Inc...........................................               New York                   100%
  Superior West Incorporated....................................                Nevada                    100%
  1215 Financial Center Associates Ltd..........................                 Ohio                     99%

SUBSIDIARIES OF ASBANY
  CDC Asbany Corporation........................................               New York                   100%
  Gable CVF, Inc................................................               New York                   100%
  Page Asbany Corporation.......................................               New York                   100%

SUBSIDIARIES OF CHARTER ONE MORTGAGE CORP.
  AHF Securities Limited........................................               New York                   100%
  AHF Subordinated Securities Limited...........................               New York                   100%

SUBSIDIARIES OF FIRST FINANCIAL SERVICES AND
  DEVELOPMENT CORPORATION
  Bay Life Insurance Company, Inc. .............................                Arizona                   100%
  Charter One Auto Finance......................................               New York                   100%
  Charter One Credit Corporation................................                 Ohio                     100%
  Charter One Insurance Agency, Inc.............................                 Ohio                     100%
  Charter One Investments, Inc. ................................                 Ohio                     100%
  Charter One Investments of Michigan, Inc......................               Michigan                   100%
  Charter One Investments of New York, Inc......................               New York                   100%
  Charter One Mortgage Corp.....................................               New York                   100%
  ICX Corporation. .............................................                 Ohio                     100%
  Real Estate Appraisal Services, Inc. .........................                 Ohio                     100%
  1001 Insurance Agency, Inc. ..................................               Michigan                   100%

SUBSIDIARIES OF SERVCO, INC.
  American Realty Finance Corporation...........................               New York                   100%
  Thriftco, Inc.................................................                 Ohio                     100%
  1001 Realty, Inc..............................................               Michigan                   100%
  1001 Services, Inc............................................               Michigan                   100%

SUBSIDIARY OF SUPERIOR WEST INCORPORATED
  Warm Springs..................................................                Nevada                    100%
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